Exhibit 99.7

觀韜律師事務所(香港) GUANTAO LAW FIRM (HONG KONG)		Suite 1002, 10/F, 3 Garden Road, ICBC Tower, Central, Hong Kong Tel: (852) 2878 1130 Fax: (852) 2878 1360

E-mail: guantaohk@guantao.com	http:// www.guantao.com

August 27, 2012

To:	China Mobile Games and Entertainment Group Limited
Block A, 15/F Huajian Building
233 Tianfu Road, Tianhe District
Guangzhou, PRC

Dear Sirs,

Re:	Legal Opinion on certain PRC Law Matters

We are lawyers qualified to practice in the People’s Republic of China (the “PRC”, and for the purpose of this opinion only, the PRC does not include the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan) and issue opinions on the PRC laws.

We are acting as the PRC counsel to China Mobile Games and Entertainment Group Limited (the “Company”), a company incorporated under the laws of Cayman Islands in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, relating to the distribution (the “Distribution”) of the Company’s American Depositary Shares (the “ADSs”) representing the Company’s ordinary shares of a par value US$ 0.001 per share (the “Shares”) to shareholders of VODone Limited, and (ii) the listing of the Company’s ADSs on the Nasdaq Global Market.

As used herein, (a) “PRC Law” means all applicable laws, regulations, rules, orders, decrees, guidelines, judicial interpretations and other legislations of the PRC in effect and available to the public on the date of this opinion; (b) “PRC Group Entities” means the entities listed in Appendix A hereto; (c) “Control Agreements” means the

Resident Partners: Yan Pengpeng(Grace); Sun Dongying

Guantao Law Firm (Hong Kong) is a firm affiliated with Guantao Law Firm, a partnership registered in the People’s Republic of China.

Beijing • Chengdu • Dalian • Hong Kong • Jinan Shanghai • Shenzhen • Tianjin • Xiamen • Xi’an

contracts and agreements set forth in Appendix B hereto; (d) “Governmental Authority” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or taxing authority or power of similar nature in the PRC; (e) “Restructuring Agreements” means the agreements set forth in Appendix C hereto; (f) “SAT Circular 82” means the Circular Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies issued by the State Administration of Taxation (“SAT”) on April 22, 2009 and taking retroactive effect as of January 1, 2008.

In so acting, we have examined the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by Governmental Authorities in the PRC and officers of the Company and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In examination of the documents and for the purpose of giving this opinion, we have relied upon the following assumptions, which we have not independently verified: (i) all signatures, seals and chops are genuine and made or affixed with due authority; (ii) all documents submitted to us as originals are authentic and all documents submitted to us as copies are complete and conform to their authentic originals; (iii) none of the documents as they were presented to us  has been revoked, amended, varied or supplemented, without us being notified or made aware thereof. Where important facts were not independently established to us, we have relied upon certificates issued by Governmental Authorities and representatives of the Company with proper authority.

Based upon the foregoing examinations and assumptions and subject to the qualifications set forth herein, we are of the opinion that:

(i)                                  The ownership structure of the PRC Group Entities, as disclosed under the heading “Our Corporate History and Structure” of the prospectus included in the Registration Statement, is in compliance with applicable regulatory requirements set forth in the PRC Laws.

(ii)                               The Control Agreements are valid and legally binding on all the parties thereto and do not result in any violation of the applicable PRC Laws. The Control Agreements are not required by PRC Law to be registered in the PRC in order to be enforceable, save that the pledge contemplated by the Equity Pledge Agreement has been registered in the PRC as required by the PRC Law. The determination that the

Company is the primary beneficiary and the consolidation of the financial results of the PRC Group Entities are each consistent with the restrictions placed on foreign ownership and investments in the PRC.

(iii)                            On August 8, 2006, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange jointly promulgated the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”). The M&A Rules require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. The Company is not a special purpose vehicle as defined in the M&A Rules; therefore the requirement of the M&A Rules is not applicable to the Company and the Company is not required to submit an application to CSRC for the approval of the Distribution and the listing and trading of the ADSs on the Nasdaq Global Market.

(iv)                           There are no approvals from the Government Authorities required by PRC Laws for the due execution and delivery of the Restructuring Agreements, or the due consummation of the transactions contemplated therein as disclosed under the heading “Our Corporate History and Structure — Our Reorganizations” of the prospectus included in the Registration Statement, since the Restructuring Agreements were executed and delivered and the transactions were undertaken outside the PRC by and among the entities incorporated and located outside the PRC.

(v)                              The SAT Circular 82, among other things, sets out the standards and procedures for recognizing the location of the “de facto management body” of an enterprise registered outside of the PRC and funded by Chinese enterprises as controlling investors (the “Chinese Funded Enterprise”). However, since the Company is not controlled by a PRC enterprise or a PRC enterprise group, it remains unclear whether the standards set out in the SAT Circular 82 will apply or be cited for reference when considering whether the “de facto management bodies” of the Company and its overseas subsidiaries are in the PRC or not. Furthermore, under SAT Circular 82, a Chinese Funded Enterprise shall be considered a resident enterprise if all of the following applies: (A) a Chinese Funded Enterprise’s major management department and personnel who are responsible for carrying out daily operations are located in the PRC; (B) the department or the personnel who have the right to decide or approve the Chinese Funded Enterprise’s financial and human resource matters are located in the PRC; (C) the major assets, account book, company seal and meeting minutes of the Chinese Funded Enterprise are located or stored in the PRC; and (D) the directors or management personnel holding no less than 50% voting rights of the Chinese Funded Enterprise habitually reside in the PRC. To the best of our knowledge after due inquiry, the Company and its overseas subsidiaries do not meet all of the conditions above.

This opinion is subject to the following qualifications:

(a)                      This opinion is limited to matters of the PRC Law in effect on the date of this opinion.

(b)                     We have not investigated and do not express or imply any opinion on accounting, auditing, or laws of any other jurisdiction.

(c)                      The opinion in paragraph (i) above is subject to uncertainties regarding the interpretation and application of the following PRC Laws:

1.                     The “Circular on Strengthening Administration of Foreign Invested Value-Added Telecommunications Business Operation” (the “MIIT Circular”) issued by the Ministry of Industry and Information Technology on July 13, 2006. The MIIT Circular emphasizes that a foreign investor planning to invest in the PRC value-added telecommunications sector must set up a foreign-invested enterprise and apply for the applicable telecommunications business operating license. Further, a domestic value-added telecommunications services provider cannot lease, transfer or sell any telecommunications business operating license to a foreign investor, or provide resources, sites, facilities or other conditions to a foreign investor for its illegal operation of a telecommunications business in the PRC. Due to a lack of interpretative materials from the regulators, it is currently unclear what impact the MIIT Circular will have on the Company or other companies that have adopted similar ownership structures.

2.                     The Notice Regarding the Consistent Implementation of the “Stipulations on Three Provisions of the State Council and the Relevant Interpretations of the State Commission Office for Public Sector Reform and the Further Strengthening of the Administration of Pre-examination and Approval of Internet Games and the Examination and Approval of Imported Internet Games” (the “GAPP Notice”) jointly published by the General Administration of Press and Publication (the “GAPP”), the National Copyright Administration and the National Office of Combating Pornography and Illegal Publications on September 28, 2009. The GAPP Notice prohibits foreign investors from participating in online game operating businesses through foreign-invested enterprises in the PRC, and from controlling and participating in such businesses of domestic companies indirectly through other forms of joint ventures or contractual or technical support arrangements. As no detailed interpretation of the GAPP Notice has been issued to date, it is not clear how the GAPP Notice will be implemented. Furthermore, as some other primary government regulators, such as the Ministry of Commerce, Ministry of Culture (MOC), and MIIT, did not join GAPP in issuing the GAPP Notice, the scope of the implementation and enforcement of the GAPP Notice remains uncertain.

This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be considered as a whole and no part should be extracted and referred to independently.

We hereby consent to the quotation or summarization of this opinion in, and the filing hereof, as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of the persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

Yours faithfully,

/s/ Guantao Law Firm(Hong Kong)

Guantao Law Firm(Hong Kong)

Appendix A

PRC Group Entities

1.                   汇友数码（深圳）有限公司 (Huiyou Digital (Shenzhen) Co., Ltd.)

2.                   北京动感乐风信息技术有限公司 (Beijing Dongganlefeng Information Technology Co., Ltd.)

3.                   北京龙悦百富信息技术有限公司 (Beijing Longyuebaifu Information Technology Co., Ltd.)

4.                   深圳市豆玩网络科技有限公司 (Shenzhen Douwan Network Technology Co., Ltd.)

5.                   深圳市意科创汇科技有限公司 (Shenzhen Yikechuanghui Technology Co., Ltd.)

6.                   深圳市奇乐无限软件开发有限公司 (Shenzhen Qilewuxian Software Development Co., Ltd.)

7.                   一视华高（北京）科技有限公司 (OWX (Beijing) Technology Co., Ltd.)

8.                   深圳市中拓科创科技有限公司(Shenzhen Zhongtuokechuang Technology Co., Ltd.)

9.                   广州亿通天下软件开发有限公司(Guangzhou Yitongtianxia Software Development Co., Ltd.)

10.             广州盈正信息技术有限公司 (Guangzhou Yingzheng Information Technology Co., Ltd.)

Appendix B

Control Agreements

1.                   Exclusive Technology Services and Market Promotion Services Agreement between Guangzhou Yitongtianxia Software Development Co., Ltd. and Guangzhou Yingzheng Information Technology Co., Ltd. dated October 28, 2009

2.                   Technology Services Agreement between Guangzhou Yitongtianxia Software Development Co., Ltd. and Guangzhou Yingzheng Information Technology Co., Ltd. dated August 6, 2010

3.                   Supplementary Agreement between Guangzhou Yitongtianxia Software Development Co., Ltd. and Guangzhou Yingzheng Information Technology Co., Ltd. dated January 6, 2011

4.                   Voting Proxy Agreement among Yongchao Wang, Haiyan Shi, De Liang, Feng Zheng, Guangzhou Yitongtianxia Software Development Co., Ltd. and Guangzhou Yingzheng Information Technology Co., Ltd. dated October 28, 2009

5.                   Supplementary Agreement among Yongchao Wang, De Liang, Feng Zheng, Guangzhou Yitongtianxia Software Development Co., Ltd. and Guangzhou Yingzheng Information Technology Co., Ltd. dated December 30, 2010

6.                   Option Agreement among Guangzhou Yitongtianxia Software Development Co., Ltd., Yongchao Wang, Haiyan Shi, De Liang and Feng Zheng dated October 28, 2009

7.                   Loan Agreement among Guangzhou Yitongtianxia Software Development Co., Ltd., Yongchao Wang, Haiyan Shi, De Liang and Feng Zheng dated October 28, 2009

8.                   Equity Pledge Agreement among Guangzhou Yitongtianxia Software Development Co., Ltd., Yongchao Wang, De Liang and Feng Zheng dated December 30, 2010

9.                   Letter of Undertaking by Yongchao Wang to Action King Limited dated December 30, 2010

10.             Cooperation Agreement between Huiyou Digital (Shenzhen) Co., Ltd. and Guangzhou Yingzheng Information Technology Co., Ltd. dated August 22, 2011

11.             Supplemental Agreement between Guangzhou Yitongtianxia Software Development Co., Ltd., Guangzhou Yingzheng Information Technology Co., Ltd. and Yongchao Wang, De Liang and Feng Zheng, dated August 23, 2011

12.             Agreement for Voting Rights Proxy among Guangzhou Yitongtianxia Software Development Co., Ltd., Guangzhou Yingzheng Information Technology Co., Ltd., 3GUU Mobile Entertainment Industrial Co., Ltd., Yongchao Wang, Feng Zheng and De Liang dated December 16, 2012

13.             Supplemental Agreement between 3GUU Mobile Entertainment Industrial Co., Ltd. and Guangzhou Yingzheng Information Technology Co., Ltd. dated December 16, 2012

14.             Supplemental Agreement for Loan Agreement among Guangzhou Yitongtianxia Software Development Co., Ltd., Yongchao Wang, Feng Zheng and De Liang dated December 30, 2012

15.             Supplemental Agreement for Technological Services between Guangzhou Yitongtianxia Software Development Co., Ltd. and Guangzhou Yingzheng Information Technology Co., Ltd. dated December 30, 2012

Appendix C

Restructuring Agreements

1.                   Share Swap Agreement among King Reach Limited, Great Faith Group Limited, VODone Limited and China Mobile Games and Entertainment Group Limited dated August 23, 2011

2.                   Share Swap Agreement among Dragon Joyce Limited and China Mobile Games and Entertainment Group Limited dated August 23, 2011

3.                   Share Swap Agreement among OWX Holding Co. Ltd. and China Mobile Games and Entertainment Group Limited dated August 23, 2011

4.                   Share Swap Agreement among Realphone Technology Co., Ltd., VODone Limited and China Mobile Games and Entertainment Group Limited dated August 23, 2011

5.                   Share Swap Agreement among Action King Limited, Trilogic Investments Limited, China Mobile Games and Entertainment Group Limited and VODone Limited dated August 23, 2011